UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 25, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 25, 2005, the Compensation Committee of the Board of Directors of MSC.Software Corporation (the “Company”) took the following actions, which were ratified by the Board of Directors of the Company:

•                  the base salary of John J. Laskey, the Company’s Senior Vice President and Chief Financial Officer, was increased from $250,000 to $285,000 per annum, effective May 1, 2005;

•                  John J. Laskey and  Richard Murphy, Christopher St. John and Amir A. Mobayen, each a Senior Vice President of the Company, were granted 30,000, 10,000, 25,000 and 25,000, respectively,  performance stock units related to the Company’s common stock which will vest only if (1) during the two years ended May 25, 2007, the closing price or last sale price, as applicable, per share of the Company common stock as reported on the composite tape for securities listed on either the New York Stock Exchange or the NASDAQ National Market equals or exceeds $17.00 for each of at least 30 consecutive trading days, or (2) the Company is sold in a transaction that results in a majority change in ownership of the Company and in which the value of the per-share consideration received by the holders of the Company’s common stock in respect of such sale equals or exceeds $17.00.  In addition eleven other officers of the Company were granted an aggregate of 75,000 performance stock units with the same terms as the performance stock units described above; and

•                  with respect to Mr. Laskey and John A. Mongelluzzo, the Company’s Senior Vice President, Business Administration, General Counsel and Corporate Secretary, authorized the Chief Executive Officer to increase, and the Chief Executive Officer did increase, the bonus such officers may receive for the year ended December 31, 2005 for achieving an established target performance, which is based on operating margin, to 60% of such officer’s base salary (Mr. Laskey’s base salary is $285,000 and Mr. Mongelluzzo’s base salary is $275,000), with a range of up to 150% of his base salary for outstanding performance.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2005, Philip Livingston was appointed a director of the Company and will serve as a Class I director.  Mr. Livingston was also appointed a member of the Company’s Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN J. LASKEY
Date:	June 1, 2005		John J. Laskey
Senior Vice President and Chief Financial Officer